UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

HF FOODS GROUP INC
(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

19319 Arenth Avenue City of Industry, CA (Address of Principal Executive Offices)	91748 (Zip Code)

Registrant’s telephone number, including area code: (626) 338-1090

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01     Other Events

As previously reported, on September 30, 2019, HF Group Holding Corp. and Han Feng, Inc. (the “Sellers”), two wholly-owned subsidiaries of HF Foods Group Inc. (the “Company”), entered into and closed a Loan Purchase and Sale Agreement (the “Loan Sale Agreement”) with Zhou Min Ni, the Chairman, Chief Executive Officer, and a principal stockholder of the Company. The Loan Sale Agreement provided for the nonrecourse transfer and assignment to Mr. Ni of all of the Sellers’ rights and interests, and assumption by Mr. Ni of all of the Sellers’ obligations, under four unsecured loans, with an aggregate balance of principal and accrued interest of $12,038,029.51, extended by the Sellers to companies in which Mr. Ni or his immediate family members had or have an ownership or other pecuniary interest (the “Related Party Loans”).

The Related Party Loans were assigned to Mr. Ni in consideration of the transfer to HF Group Holding Corp. of up to 1,203,803 shares (the “Shares”) of common stock of the Company owned by Mr. Ni. 298,688 of the Shares (the “Escrow Shares”) were placed in an escrow account for a period of one year and the remaining 905,115 Shares were irrevocably transferred to HF Group Holding Corp. in payment of the minimum purchase price for the Related Party Loans. Pursuant to the Loan Sale Agreement, in the event that the volume weighted average closing price of the Company’s common stock for the 250-trading-day period immediately preceding the expiration of the escrow period (the “250-day VWAP”) equaled or exceeded $13.30 per share, then all of the Escrow Shares would be returned to Mr. Ni. In the event that the 250-day VWAP equaled or was less than 10.00 per share, then all of the Escrow Shares would be transferred and released to HF Group Holding Corp. In the event that the 250-day VWAP was less than $13.30 per share but greater than $10.00 per share, then a portion of the Escrow Shares, calculated on a sliding scale, would be transferred and released to HF Group Holding Corp. and the balance would be returned to Mr. Ni.

On October 9, 2020, in accordance with the terms of the Loan Sale Agreement, the Sellers and Mr. Ni agreed that the 250-day VWAP was $10.59, and that, therefore, 231,685 of the Escrow Shares would be transferred to HF Group Holding Corp. and that the remaining 67,003 Escrow Shares would be returned to Mr. Ni.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: October 12, 2020	/s/ Zhou Min Ni
Zhou Min Ni
Co-Chief Executive Officer

/s/ Xiao Mou Peter Zhang
Xiao Mou Peter Zhang
Co-Chief Executive Officer